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                                BROWN & WOOD LLP
                             One World Trade Center
                         New York, New York 10048-0557
                            Telephone (212) 839-5300
                            Facsimile (212) 839-5599

                                                                   July 28, 1999

MuniHoldings New York Insured Fund IV, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Dear Sirs and Mesdames:

      This opinion is being furnished in connection with the registration by MuniHoldings New York Insured Fund IV, Inc., a Maryland corporation (the "Fund"), of 1,560 shares of Auction Market Preferred Stock, par value $0.10 per share, (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act. The Shares will be issued pursuant to the Articles Supplementary (the "Articles Supplementary") to be filed with the State Department of Assessments and Taxation of Maryland (the "State Department").

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of preferred stock of the Fund.
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      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                          Very Truly yours,

                                          /s/ Brown & Wood




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